                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                               REGISTRANT
                                                              JURISDICTION OF   OWNED BY
                                                               INCORPORATION   PERCENTAGE
                                                              ---------------  ----------
Vira-Tech, Inc.(1)..........................................      Florida         100%
Viragen Technology, Inc.(2).................................      Florida         100%
Viragen Reagents, Inc.(3)...................................      Florida         100%
Florida Capital Enterprise Corp.(4).........................      Florida         100%
ViraGenics, Inc.(5).........................................     Delaware         100%
Viragen U.S.A., Inc.(6).....................................     Delaware          94%
Viragen (Europe) Ltd.(7)....................................     Delaware          87%
Viragen (Scotland) Ltd.(8)..................................   Scotland(UK)        87%
Viragen (Germany) GmbH(9)...................................      Germany          87%
BioNative AB(10)............................................      Sweden           87%

---------------

 (1) Incorporated January 12, 1981
 (2) Incorporated January 13, 1995
 (3) Incorporated July 14, 1997
 (4) Incorporated November 20, 1998
 (5) Incorporated May 25, 2001
 (6) Incorporated April 4, 1996
 (7) Acquired December 8, 1995
 (8) Incorporated January 17, 1995; 100% owned by Viragen (Europe) Ltd.
 (9) Acquired November 14, 1997; 100% owned by Viragen (Europe) Ltd.
(10) Acquired September 28, 2001; 100% owned by Viragen (Europe) Ltd.